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                                                                    EXHIBIT 10.6

  AGREEMENT FOR THE MERGER OF ASIAINFO TECHNOLOGIES (CHINA) INC. AND ZHEJIANG
                ASIAINFO TELECOMMUNICATION TECHNOLOGY CO., LTD.

Party A:          AsiaInfo Technologies (China) Inc.

Address: 3/F Zhongdian Information Tower, No. 18 Baishiqiao Road, Haidian District, Beijing, China

Authorized Representative: Wang Qindai

Party B:          Zhejiang AsiaInfo Telecommunication Technology Co., Ltd.

Address:          22/F and 23/F Block B Yaojiang International Building, No.
                  100, Moganshan Road, Hangzhou

Authorized Representative: Gong Hongjia

Whereas:

(A) Party A is a foreign investment enterprise validly established and existing under the approval of the Beijing Foreign Economic and Trade Commission, having a legal person status.

(B) Party B is a foreign investment enterprise validly established and existing under the approval of the Zhejiang Foreign Economic and Trade Office, having a legal person status.

(C) Party A and Party B have agreed to merge with each other after friendly consultations.

        For the purpose of defining the rights and obligations of the Parties, ensuring the smooth completion of the merger, Party A and Party B have entered into this Merger Agreement on the basis of the principle of free will and equality in accordance with the relevant laws and regulations.

1.      DEFINITION

        Merger shall mean the merger of Party A with Party B.

        Related Contracts shall mean loan agreements, pledge agreements and other contracts entered into by Party B and approved by Party A.

2.      FORM OF MERGER

        Party A and Party B agree that the Merger shall take the form of amalgamation. Party A shall survive the Merger and Party B shall be dissolved after the Merger.

        Upon the Merger, the total amount of investment made by Party A shall be US$20,000,000. The registered capital of the new company shall be US$13,500,000.

3.      RIGHTS AND LIABILITIES

        Upon the Merger, the rights and liabilities of Party B shall be enjoyed and assumed by Party A.

4.      RELATED CONTRACTS

(1) Upon the Merger, Party A shall become a party to the Related Contracts entered into by Party B in accordance with law.

(2) In the case where the main body of a Related Contract is to be altered, Party B shall assist Party A in completing the necessary formalities.

5.      WORK ARRANGEMENTS FOR STAFF AND WORKERS

        Upon the Merger, the staff of Party B shall be transferred to Party A's office in Hangzhou.




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6.      MATTERS RELATING TO THE MERGER

(1) Party A shall be authorized to take over the assets of Party B pursuant to this Agreement and dispose of such assets upon the completion of the Merger.

(2) Party A shall be authorized to request Party B to transfer all documents relating to Party B's operating assets to Party A. Such documents include but are not limited to all kinds of accounts, books and records and information on equipment and technology.

(3) Party B shall provide Party A with the assistance required for the performance of formalities required for the Merger.

7.      LIABILITY FOR BREACH

(1) Any Party acting in violation of this Agreement shall constitute a breach of contract and such Party shall assume liability for breach and compensate the other Party for any losses incurred as a result of such breach. Where both Parties have committed a default, the amount of compensation shall be determined on the basis of the seriousness of the default.

(2) If this Agreement cannot be performed due to force majeure and modifications of Chinese laws and industrial policy, no Party shall be required to assume liability for breach of contract.

8.      RESOLUTION OF DISPUTES

(1) Any dispute between Party A and Party B arising from the interpretation or performance of this Agreement shall be settled through friendly consultations as far as practicable.

(2) If Party A and Party B fail to reach an agreement within 20 days after the commencement of friendly consultations, either Party may apply for arbitration to the China International Economic and Trade Arbitration Commission.

9.      SUPPLEMENTARY PROVISIONS

(1) Party A and Party B may enter into a supplementary agreement to deal with matters that have not been covered under this Agreement. The Supplementary Agreement and this Agreement shall carry equal legal force.

(2) This Agreement shall become effective after signing by the legal representatives or authorized representatives of both Parties and affixing of the chops of both Parties.

(3) This Agreement shall be executed in 4 copies. Each Party shall hold 2 copies. All copies are equally valid.

Party A: AsiaInfo Technologies (China) Inc.

Legal Representative or Authorized Representative:

(seal)

Party B: Zhejiang AsiaInfo Communication Technology Co., Ltd.

Legal Representative or Authorized Representative:

(seal)

Date:




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